Exhibit 3.11

[제41호서식]

공증인가 법무법인 대 종

서울 종로구 당주동 160
(변호사회관 303호)
[공증부 736-6604]

Registered No. 2006 - 2036

NOTARIAL CERTIFICATE

DAE JONG LEGAL CORPORATION
160, Dang Joo-Dong, Jong Ro-Ku,
Seoul, Korea

23230-05711일
90.11.26 승인

210mm×297mm인쇄용지 (특급) 70g/m²

[Translation]

COMPANY REGISTRY

Registration No. 343260
ID No. 110111-3432608

Items Particulars of Registration

Company name: SENSORS & CONTROLS KOREA LIMITED

Head office: 159-1, Samsung-Dong, Kangnam-Ku, Seoul

Method of public notice: Public notice shall be given by publishing the notice in Maeil Kyunje Shinmun, a daily language newspaper published in Seoul.

Par value of each share: 10,000 Won

Total number of shares authorized to be issued by the Company: 4,694,400 shares

Total number of shares issued, kinds thereof, and number of each kind of share:	Total amount of capital:	Date of Change
Date of Registration

Total number of shares issued: 1,173,600 shares Common stock: 684,000 shares Redeemable Preferred stock: 489,600 shares	11,736,000,000 Won

Objectives

I.	Manufacture, sale and distribution of the following: sensor and control products for automotive, industrial and appliance applications, including 1C inter-connection devices and clad metals;

2.	Design, research and development activities related to those components and products specified in sub-clause (1) above; the provision of related software and solutions; and the provision of technical support and related services for the business activities specified in this Article, as well as business and activities related to: general foreign trading; foreign trade brokerage; weighing, sampling and inspection business; repair of machinery and equipment; reproduction of recorded media; wholesale of office, computing and accounting machines; wholesale of electrical, machinery and related machinery material; wholesale of medical, professional and scientific instrument and equipment; hardware consultancy; software consultancy and supply; market research; and business and management consulting business;

3.	Import and export of goods, machinery, equipment and services related to the foregoing; and

4.	Other businesses and activities incidental or related to the foregoing including but not limited to the purchase and lease of equipment and real estate necessary for the business of the Company.

Items Concerning Officers

Director:	Daniel M. Drory (Citizen of USA)
Date of Birth:	July 20, 1952

Director:	Charles D. Tobin (Citizen of USA)
Date of Birth:	June 5, 1956

Director:	Young-Seok Sohn
Residence registration no.:	551017-1******

Statutory Auditor:	Deneese B. Sparks(Citizen of USA)
Date of Birth:	August 29, 1953

Representative Director:	Young-Seok Sohn
Residence registration no.:	551017-1******
Address:	#702 I’Park Samsung-dong West Wing, 87, Samsung-Dong, Kangnam-Ku, Seoul

Other Items

1. Particular as to Redeemable Preferred Shares

1.	Redeemable Preferred Shares shall have the same voting rights, dividends and liquidation rights as other kind and classes of shares of the Company except as otherwise specifically provided herein.

2.	Redeemable Preferred Shares shall be entitled to priority in distribution of profits on a cumulative basis at the rate of return of Won fifty (50) per annum as annual dividends. Redeemable Preferred Shares shall not be entitled to participate in the distribution of additional profits.

3.	Upon liquidation of the Company, any assets remaining after satisfaction of its liabilities shall be distributed first pro rata to holders of Redeemable Preferred Shares in an equal amount to each Redeemable Preferred Share up to the par value of each such share prior to any distribution with respect to Common Shares

4.	All or any portion of the Redeemable Preferred Shares which shall be issued and outstanding at any given time shall be redeemable upon request of the Company at any time after issuance. In addition, the Company may redeem all or any portion of the Redeemable Preferred Shares at any time by a reduction in capital in accordance with the Korean Commercial Code.

5.	The redemption price of the Redeemable Preferred Shares shall be equal to the par value

Date of incorporation of the Company:	April 3, 2006

Cause and date of change of registry form:

Incorporation by spin-off from Texas Instrument Korea Limited located at 159-1, Samsung-Dong, Kangnam-Ku, Seoul

Date of Registration: April 3, 2006

— No more statement hereafter —

Fee at 800 Won received,

Competent Recording Office: Commercial Recording Office of Seoul Central District Court Recording Office issuing this Company Registry: Commercial Recording Office of Seoul Central District Court

This is a certified copy of the Company Registry. {Unless otherwise requested, non-effective registration particulars as well as registration particulars concerning managers (agents) and branches (offices of branches) have been omitted.}

April 20, 2006

Registration Central Office of the Office of Court Administration Responsible Public Official for Software Operation: Yong Jin Park (official seal of court affixed)

CERTIFICATE

TO:	The Registrar of Companies, Hong Kong

I, Kap-In Im, a notary public in the Republic of Korea, herby certify that Eui Seok Kim is to the best of my knowledge and belief competent to translate the Certificate of Incorporation and Articles of Incorporation of Sensors and Controls Korea Limited from the Korean language into the English language.

/s/ Kap-In-Im
Name:	Kap-In-Im
Date:	April 20, 2006

등기번호	343260
등록번호	110111-3432608

등기부 등본 (말소사항 포함)[제출용]

상 호 센서스앤드콘트롤스코리아 주식회사	. .
본 점 서울특별시 강남구 삼성동 159-1	. .

공고방법 서울시내에서 발행하는 일간 매일경제신문에 게재한다.	. .

1주의 금액 금 10,000 원	. .

발행할 주식의 총수 4,694,400 주	. .

발행주식의 총수와 그 종류 및 각각의 수	자본의 총액	변경연월일 등기연월일
발행주식의 총수 1,173,600 주 보통주식 684,000 주 우선주식 489,600 주	금 11,736,000,000 원	. . . .

목 적

1. 반도체 접속장비 및 합판금속을 포함한 자동차용, 산업용 및 일반용의 각종 제어부품을 위한 센서 및 제어 제품의 제조, 판매 및 유통
2. 상기 (1)호에 명시된 부품 및 제품과 관련한 설계, 연구 및 개발 활동;관련 소프트웨어 및 솔루션의 제공; 본 사업목적에 열거된 사업활동에 대한 기술 지원 및 관련 서비스의 제공; 일반무역업; 무역중개업; 물품검사, 형량 및 견본 추출업; 기계장비 일반 수선업; 기록매체 복제업 ; 사무용, 컴퓨터용 및 계산용 기계장비의 도매업;전기용 기계장비 및 관련 기자재의 도매업 ; 의료, 전문 및 과학기기 도매업; 컴퓨터설비 자문업; 소프트웨어 자문 및 공급업; 시장조사업 ; 사업 및 경영 상담업
3. 상기 사업목적과 관련된 상품, 기계, 장비 및 용역의 수출입
4. 회사 영업에 필요한 장비 및 부동산의 구입 및 임대를 포함하되 이에 한정하지 아니하는 상기 사업목적에 부수하는 또는 관련있는 기타 영업 및 활동

임원에 관한 사항

이사 미합중국인 다니엘엠.드로리 1952.7.20.생
이사 미합중국인 찰스디.토빈 1956.6.5.생
이사 손영석 551017-1******
감사 미합중국인 데니스비.스파스 1953.8.29.생
대표이사 손영석 551017-1****** 서울특별시 강남구 삼성동 87 아이파크삼성동웨스트윙 702

기 타 사 항

1. 상환주식
   1. 우선상환주식은 본 정관에서 명시적으로 달리 규정되지 아니한 한, 의결권, 이익배당 및 잔여재산분배를 받을 권리에 있어서 회사의 다른 종류의 주식과 동등하다.
   2. 우선상환주식은 연가 50원의 비율로 누적적 우선적 이익배당을 받을 권리가 있다. 우선상환주식은 그밖의 추가적 이익에 대하여는 참가적 배당을 받지 아니한다.

[인터넷 발급] 문서 하단의 바코드를 스캐너로 확인하거나, 대법원 인터넷등기소 홈페이지 (http://www.iros.go.kr)의 발급확인 메뉴에서 발급확인번호를 통하여 위·변조 여부를 확인해 주십시오. 발급확인번호를 통한 확인은 발급일로부터 3개월까지 5회에 한하여 가능합니다.

000072001016022344036101010120210lB9DABFEBC1F819670917 1 발행일:2006/04/20 발급확인번호 2605-AADG-QROM

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등기번호	343260

3. 회사의 청산시 회사 채무 변제후의 잔여 재산은 보통주에 대한 분배에 우선하여 우선상환주식의 액면총액에 달할 때까지 우선상환주주에게 그 지분비율에 따라 우선 분배한다.
4. 회사는 우선상환주의 발행후 언제든지 자신이 요구하는 때에 그 전부 또는 일부를 임의 상환할 수 있다. 또한 회사는 한국상법상의 자본감소절차에 의하여도 언제든지 우선상환주식의 전부 또는 일부를 상환할 수 있다.
5. 우선상환주식의 상환가액은 주식의 액면가액으로 한다.

회사성립연월일 2006 년 04 월 03 일

등기용지의 개설 사유 및 연월일
서울특별시 강남구 삼성동 159-1 텍사스인스트루먼트코리아 주식회사를 분할하여 설립
2006 년 04 월 03 일 등기

수수료 800원 영수함 --- 이 하 여 백 ---
관할등기소 : 서울중앙지방법원 상업등기소 / 발행등기소 : 법원행정처 등기정보중앙관리소

등기부 등본(말소사항 포함)입니다. [다만, 신청이 없는 경우에는 효력이 없는 등기사항과 지배인(대리인), 지점(분사무소)의 등기사항을 생략하였습니다.]
서기 2006년 04월 20일
법원행정처 등기정보중앙관리소 전산운영책임공무원 박용진

* 실선으로 그어진 부분은 말소(변경,경정)된 등기사항입니다. * 등기부는 컬러 또는 흑백으로 출력 가능함.

[인터넷 발급] 문서 하단의 바코드를 스캐너로 확인하거나, 대법원 인터넷등기소 홈페이지 (http://www.iros.go.kr)의 발급확인 메뉴에서 발급확인번호를 통하여 위·변조 여부를 확인해 주십시오.
발급확인번호를 통한 확인은 발급일로부터 3개월까지 5회에 한하여 가능합니다.

발급확인번호 2605-AADG-QROM

000072001016022344036101012021 01B9DABFEBC1F819670917 1 발행일:2006/04/20

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[제45호서식]

공증 인가 법무법인 대 종

서울 종로구 당주동 160
(변호사회관 303호)
[공증부 736-6604]

위 번역문은 원문과 상위없음을 서약합니다.

2006 . 4 . 20.

서약인 김의석

I swear that the attached translation is true to the original

Apr . 20 . 2006

Eui Seok Kim

Signature

등부 2006 년 제 2036 호

인 증

위 김의석 은

본직의 면전에서 위 번역문이 원문과 상위없음을 확인하고 서명 날인 하였다.

2006 년 4 월 20일 이 사무소에서 위 인증한다.

Registerd No. 2006 - 2036

Notarial Certificate

Eui Seok Kim personally appeared before me, confirmed that the attached translation is true to the original and subscribed his (her) name.

This is hereby attested on this 20th day of Apr , 2006 at this office.

공증 인가 법무법인 대 종

주소 : 서울특별시 종로구 당주동 160

DAE JONG LEGAL CORPORATION
160, Dang Joo-Dong, Jong Ro-Ku, Seoul, Korea

공증담당변호사 임갑인

Lawyer in charge IM KAP IN

This office has been authorized by the Minster of Justice, the Republic of Korea, to act as Notary Public Since February 21st. 1986 under Lawyers Act Article 31.

23230-05711일
90.11.26 승인

210mm×297mm인쇄용지 (특급) 70g/m²